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                                                                    EXHIBIT 23.6

                               CONSENT TO USE OF
                            FAIRNESS OPINION IN S-4
                             REGISTRATION STATEMENT

    We hereby consent to the use of our opinion letter dated May 11, 1999 to the Board of Directors of SCANA Corporation included as Annex B to the joint proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Public Service Company of North Carolina, Incorporated with and into a wholly-owned subsidiary of SCANA Corporation and to the references to such opinion in such joint proxy statement/prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          PAINEWEBBER INCORPORATED

                                          /s/ PaineWebber Incorporated

May 11, 1999
New York, New York